Exhibit 4.2

OFFICERS’ CERTIFICATE

MOTOROLA SOLUTIONS, INC.

Each of the undersigned officers of Motorola Solutions, Inc., a Delaware corporation (the “Company”), does hereby certify as follows:

1.                                      Each of the undersigned has read Sections 102, 301 and 303 of the Senior Indenture, dated as of August 19, 2014 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) and the definitions in such Indenture relating thereto and has reviewed such other corporate documents and records relating to the matters referred to herein, and, in the opinion of the undersigned, has made such examination or investigation as is necessary to enable him to express an informed opinion on the matters set forth below.

2.                                      The terms of the series of Securities of the Company entitled the “3.500% Senior Notes due September 1, 2021” (the “2021 Notes”), the “4.000% Senior Notes due September 1, 2024” (the “2024 Notes”) and the “5.500% Senior Notes due September 1, 2044” (the “2044 Notes”, and together with the 2021 Notes and the 2024 Notes, the “Notes”) to be issued under the Indenture have been established pursuant to a Board Resolution (as defined in the Indenture) and are set forth in Annex A hereto and the section entitled “Description of the Notes” included in the Company’s Prospectus Supplement dated August 12, 2014 to the Prospectus dated May 8, 2012, which section is herein incorporated by reference.

3.                                      All conditions precedent provided for in the Indenture relating to the establishment and original issuance, authentication and delivery of the Notes have been complied with.

4.                                      In the opinion of the undersigned, the form and terms of the Notes have been established in conformity with the provisions of the Indenture.

[Signature page attached.]

IN WITNESS THEREOF, each of the undersigned has placed his hand under the seal of the Company this 19th day of August, 2014.

/s/ Gino A. Bonanotte
Gino A. Bonanotte
Executive Vice President and Chief Financial Officer

/s/ Robert O’Keef
Robert O’Keef
Corporate Vice President and Treasurer

ANNEX A

to

Officers’ Certificate

Capitalized terms used but not defined herein shall have the meaning given to such terms in the Indenture.

1.                                      The title of the series of Securities authorized hereby shall be the “3.500% Senior Notes due September 1, 2021” (the “2021 Notes”), the “4.000% Senior Notes due September 1, 2024” (the “2024 Notes”) and the “5.500% Senior Notes due September 1, 2044” (the “2044 Notes”, and together with the 2021 Notes and the 2024 Notes, the “Notes”) of the Company.

2.                                      The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture in accordance with this Officers’ Certificate is initially limited to $400,000,000 of 2021 Notes, $600,000,000 of 2024 Notes and $400,000,000 of 2044 Notes, except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 304, 305, 906, 1107 or 1303 of the Indenture and except for any Notes which, pursuant to Section 303, are deemed never to have been authenticated and delivered under the Indenture; provided, however, that the Company may, without the consent of the Holders of the Notes, create and issue additional notes ranking equally with the 2021 Notes, the 2024 Notes or the 2044 Notes, as applicable, and otherwise similar in all respects so that such further notes would be consolidated and form a single series of the 2021 Notes, the 2024 Notes or the 2044 Notes, as applicable.

3.                                      The principal of the 2021 Notes shall be payable on September 1, 2021 the principal of the 2024 Notes shall be payable on September 1, 2024 and the principal of the 2044 Notes shall be payable on September 1, 2044.

4.                                      The Notes shall bear interest at the rate of 3.500% per annum in the case of the 2021 Notes, 4.000% per annum in the case of the 2024 Notes, and 5.500% per annum in the case of the 2044 Notes, in each case from the most recent March 1 or September 1 for which interest has been paid or duly provided for, or, as the case may be, if no such interest has been paid or provided for, from August 19, 2014, payable semi-annually on March 1 or September 1, commencing March 1, 2015, until the principal thereof is paid or made available for payment.  Each such March 1 or September 1 shall be an “Interest Payment Date” for the Notes.  The February 15 or August 15 (whether or not a Business Day), as the case may be, next preceding an Interest Payment Date shall be the “Regular Record Date” for the Interest payable on such Interest Payment Date.

5.                                      The principal of and interest on the Notes shall be payable at the corporate trust office of the Trustee in Chicago, Illinois; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by transfer to an account maintained by the payee inside the United States.

6.                                      The Notes shall not be entitled to the benefit of any sinking fund and shall not be convertible or exchangeable into shares of the Company’s Common Stock.

7.                                      The Notes shall be registered as Registered Securities.

8.                                      The Notes shall be permanently issued as Global Securities under an arrangement with The Depositary Trust Company (“DTC”).  The Notes will not be delivered to beneficial owners in definitive form unless and until the DTC is removed as the depositary and no successor depositary can be found, or, with respect to holders of beneficial interests in the Notes who hold such interests directly or indirectly though Clearstream Banking, societe anonyme (“Clearstream”) or Euroclear Bank, as operator of the Euroclear System (“Euroclear”), in the event that Clearstream or Euroclear, as applicable, notifies the Company that it is unwilling or unable to continue as a clearing system in connection with the Global Securities.

9.                                      Payments of principal and interest on the Notes shall be paid to DTC or its nominee as the registered owner of the Notes.

10.                               The Company may redeem the 2021 Notes, the 2024 Notes or the 2044 Notes at its option at any time prior to maturity, in whole or in part, at a redemption price equal to the greater of (i) 100% of the aggregate principal amount of such Notes to be redeemed on the redemption date, or (ii) as determined by the Independent Investment Banker, the sum of the present values of the Remaining Scheduled Payments (not including any portion of payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis at the Treasury Rate (as defined in the Company’s Prospectus Supplement dated August 12, 2014 to the Prospectus dated May 8, 2012 relating to the Notes) plus 25 basis points, in the case of the 2021 Notes, the Treasury Rate plus 30 basis points, in the case of the 2024 Notes, and the Treasury Rate plus 35 basis points, in the case of the 2044 Notes, plus, in each case, accrued interest thereon to the date of redemption.

11.                               Upon the occurrence of a change of control repurchase event (as defined in the Company’s Prospectus Supplement dated August 12, 2014 to the Prospectus dated May 8, 2012 relating to the Notes), unless the Company has exercised its right to redeem the Notes, the Company will be required to make an offer to each holder of the Notes to repurchase all or any part (in excess of $2,000 and in integral multiples of $1,000 in excess thereof) of that holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest to, but not including, the date of repurchase.  Such offer will be conducted in accordance with the procedures described in the Company’s Prospectus Supplement dated August 12, 2014 to the Prospectus dated May 8, 2012 relating to the Notes.  Notwithstanding the foregoing, the Company will not be required to make an offer to repurchase the Notes upon a change of control repurchase event (as defined in the Company’s Prospectus Supplement dated August 12, 2014. to the Prospectus dated May 8, 2012 relating to the Notes) with respect to a particular series of Notes, if, with respect to such series of Notes, a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Notes of such series properly tendered and not withdrawn under its offer.

12.                               The provisions of Section 1402 (defeasance) and 1403 (covenant defeasance) shall be applicable to the Notes.